Exhibit 10.18

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. «WarrantNo»	Date of Issuance:	October 9, 2003

XCYTE THERAPIES, INC.

Preferred Stock Purchase Warrant

Xcyte Therapies, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that «Holder», or its registered or permitted successors or assigns (the “Registered Holder”), is entitled to purchase from the Company, subject to the terms set forth below, a number of fully paid and non-assessable shares of Warrant Stock (as hereinafter defined) at a purchase price per share as shall be equal to the Purchase Price (as hereinafter defined), as in effect at the time of the exercise of this Warrant. The number of securities issuable upon exercise of this Warrant and the Warrant Price are subject to adjustment as provided in this Warrant.

This Warrant is issued to the Registered Holder pursuant to a certain Convertible Note and Warrant Purchase Agreement dated October 9, 2003 among the Company, the Registered Holder and the other parties thereto (the “Purchase Agreement”), and in conjunction with a Convertible Promissory Note issued on the date hereof by the Company to the Registered Holder (the “Note”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

If prior to the Maturity Date (as defined in the Note) and prior to the closing of an IPO (as hereinafter defined), the Company closes its Next Private Financing (as hereinafter defined), then the Registered Holder shall thereafter be entitled, subject to the terms set forth herein, to purchase a number of shares of the Company’s capital stock issued in the Next Private Financing (as determined pursuant to Section 1 hereof) at a purchase price per share equal to the price per share paid for such capital stock by the investors in such Next Private Financing. If as of the Maturity Date, no closing of an IPO has occurred and no closing of the Next Private Financing has occurred, then the Registered Holder shall thereafter be entitled, subject to the terms set forth herein, to purchase a number of shares of the Company’s Series F Preferred Stock (as determined pursuant to Section 1 hereof) at a purchase price of $2.78 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

If the closing of an IPO occurs prior to the Maturity Date and the date of closing of the Next Private Financing, then this Warrant shall be null and void, without any further force or effect.

As used herein, (A) an “IPO” shall mean an initial underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act of 1933, as amended (the “Securities Act”), in which all of the Company’s outstanding preferred stock converts to common stock pursuant to Section C (4)(5.2) of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect; and (B) the “Next Private Financing” shall mean a subsequent, venture-backed, private equity preferred stock financing in a single transaction or series of related transactions yielding gross proceeds to the Company of at least $7,500,000 in the aggregate (excluding the conversion of the Notes) in which all Notes issued pursuant to the Purchase Agreement are converted into shares of the Company’s capital stock issued in such Next Private Financing in accordance with the terms of such Notes.

1. Number of Shares of Warrant. Subject to the terms and conditions above and hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company the number of shares (subject to adjustment as provided herein) of Warrant Stock equal to (a) 25% of the original principal amount of the Note issued to the Registered Holder pursuant to the Purchase Agreement divided by (b) the Purchase Price.

2. Exercise.

(a) Manner of Exercise. Subject to the terms and conditions set forth herein, this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder, or by any combination of the foregoing.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 2(a), and without the payment by the Registered Holder of any additional consideration, the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the

Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A - B)
A
Where	X =	The number of shares of Warrant Stock to be issued to the Registered Holder pursuant to this Section 2(c)(i).

	Y =	The number of shares of Warrant Stock purchasable under this Warrant in respect of which the net issue election is made pursuant to this Section 2(c)(i).

	A =	The fair market value of one share of Warrant Stock, as determined below, at the time the net issue election is made pursuant to this Section 2(c)(i).

	B =	The Purchase Price, as adjusted to the date of such calculation, at the time the net issue election is made pursuant to this Section 2(c)(i).

(ii) For purposes of this Section 2(c), the fair market value of Warrant Stock shall be (A) if such Warrant Stock (or shares of the Company’s capital stock into which such Warrant Stock are convertible or exchangeable) are listed on a nationally recognized securities exchange or admitted to unlisted trading privileges on such exchange or quoted in the NASDAQ System, then the fair market value of one share of Warrant Stock shall be the last reported sales price of such Warrant Stock (or the closing price of a share of the Company’s capital stock for which shares of the Warrant Stock are convertible or exchangeable) reported for the business day immediately preceding the date of net issue election is made pursuant to this Section 2(c); or (B) if such Warrant Stock (or shares of the Company’s capital stock into which such Warrant Stock are convertible or exchangeable) are not listed on a nationally recognized securities exchange or not admitted to unlisted trading privileges on such exchange or not quoted in the NASDAQ System, then the fair market value of one share of Warrant Stock shall be determined in good faith by the Board of Directors of the Company.

(d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above.

3. Adjustments.

(a) Redemption or Conversion of Preferred Stock. If all of the Company’s Preferred Stock (the “Preferred Stock”) is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Purchase Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

(b) Stock Splits and Dividends. If shares of Warrant Stock shall be subdivided into a greater number of shares or a dividend in Warrant Stock shall be paid in respect of Warrant Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If shares of Warrant Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price pursuant to this Section 3(b), the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment. In connection with an adjustment of the Purchase Price pursuant to this Section 3(b), the aggregate Purchase Price payable for the total number of Warrant Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 3(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event no record date is fixed, upon the making of such dividend.

(c) Mergers, Reclassification, Etc. If there shall be any reclassification, capital reorganization or change of the Warrant Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 3(b) hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the Warrant Stock), or any sale or conveyance to another corporation, other business organization or other third party of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, so that the Registered Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Warrant Stock which might have been purchased by the Registered Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance (or, if there are no holders of Warrant Stock at such time, by a holder of the number of shares of Company’s capital stock which might have been acquired by the Registered Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance upon the exercise of this Warrant in full and the conversion into shares of such capital stock of all shares of Warrant Stock receivable upon such exercise), and in any such case, appropriate provisions shall be made with respect to the rights and interest of the Registered Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares of Warrant Stock issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

(d) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

(e) Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Warrant Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

4. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of (i) an effective registration statement under the Securities Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required; provided, however, no such opinion of counsel shall be required in connection with any sale, pledge, distribution, transfer or other disposition of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock is made to any person or entity that is an “accredited investor” as such term is defined under Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability. Subject to the provisions of Section 4(a) hereof and of Section 1.14 of the Company’s Amended and Restated Investor Rights Agreement dated February 5, 2002 among the Company and certain holders of the Company’s securities, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. Exercisability; Termination; Automatic Exercise. Prior to the earlier of (i) the Maturity Date or (ii) the closing of the Next Private Financing, this Warrant shall not be exercisable for any shares of the Company’s capital stock. This Warrant shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) the close of business on October 9, 2008; or (b) the close of business on the closing date of an IPO. If the Registered Holder has not exercised this Warrant on or prior to the Expiration Date, this Warrant, to the extent it is then exercisable, shall automatically be deemed to be exercised in full in the manner set forth in Section 2(c), without any further action on behalf of the Registered Holder, immediately prior to the Expiration Date.

7. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of Warrant Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) of any redemption of the Warrant Stock or mandatory conversion of the Warrant Stock into Common Stock of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock; Stock Fully Paid. The Company will at all times it is exercisable reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of (i) Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and (ii) Common Stock and other stock, securities and property, as from time to time shall be issuable upon the conversion of shares of Warrant Stock. All shares of stock which may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least a majority of the Warrant Stock issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder; provided, however, that any amendment hereof that would materially adversely affect the Registered Holder in a manner different from the holders of the remaining warrants issued pursuant to the Purchase Agreement shall also require the consent of Registered Holder.

15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

17. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of Washington, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

[Signature Page Follows.]

XCYTE THERAPIES, INC.

By:
Ronald J. Berenson, President

Address: 1124 Columbia Street
Suite 130
Seattle, Washington 98104

Fax Number: (206) 262-0900

[Signature Page to Preferred Stock Warrant]

EXHIBIT A

PURCHASE/EXERCISE FORM

To:	Xcyte Therapies, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. «WarrantNo», hereby irrevocably elects to (a) purchase              shares of the Warrant Stock covered by such Warrant and herewith makes payment of $            , representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for              shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 4 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term “Purchaser” shall refer to the undersigned and the term “Securities” shall refer to the Warrant Stock and the Common Stock of the Company issuable upon conversion of the Warrant Stock.

The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section 1.14 of the Amended and Restated Investor Rights Agreement dated February 5, 2002 among the Company and certain holders of the Company’s securities and agrees to be bound by such provisions.

Signature:

Name (print):

Title (if applic.):

Company (if applic.):

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                      hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Series      Preferred Stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Shares

Dated:	Signature:

Witness: